SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                                Youbet.com, Inc.

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             (Exact name of registrant as specified in its charter)


       Delaware                     0-26015                    95-4627253
   -----------------             ---------------           ------------------
    (State or other              (Commission File          (I.R.S. Employer
    jurisdiction of               Number)                   Identification No.)
    incorporation)



                  5901 De Soto Avenue                         91367
              Woodland Hills, California
           --------------------------------                ------------
       (Address of principal executive offices)             (Zip Code)



                                 (818) 668-2100
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01.   Other Events.

     On March 23, 2006, Youbet.com, Inc. issued a press release reporting that its first quarter 2006 same track core handle is expected grow 25% over last year and that total core handle growth is expected to be in line with previously disclosed expectations and announcing two new marketing initiatives. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

             (a)   Not Applicable.

             (b)   Not Applicable.

             (c)   Exhibits:

                   99.1    Press release dated March 23, 2006.



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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                YOUBET.COM, INC.




Date:  March 23, 2006                           By:/s/ Gary W. Sproule
                                                   ---------------------------
                                                   Gary W. Sproule
                                                   Chief Financial Officer

                                                                 Exhibit 99.1


            Youbet Q1 2006 Same Track Core Handle on Path to Grow 25%

        Company to Launch New Customer Acquisition and Retention Programs

                Today's Investor Conference Available via Webcast


WOODLAND HILLS, Calif. --March 23, 2006--Youbet.com, Inc. (Nasdaq: UBET) Chairman and CEO Charles F. Champion will tell investment analysts today that the pari-mutuel wagering company's Q1 2006 same track core handle is on path to grow 25% over last year and that total core handle growth will be in line with previously disclosed expectations.

Due to changes in content mix, and with seven racing days remaining in the first quarter 2006, Youbet's core handle is expected to achieve year-over-year growth in the range of 15%-17%. Year-over-year handle growth at Youbet's pari-mutuel rebate subsidiary, International Racing Group (IRG), is expected to be 50% due to the acquisition of a new substantial high volume customer.

The benefit of the improved handle will be partially offset by an increase in marketing expenditures associated with two new customer acquisition programs that are scheduled to be launched next month. Youbet plans to increase its full-year marketing budget to $2.5 million. In addition to these increased Q1 marketing expenses, the company will record expenses associated with its recent acquisition of United Tote.

According to Champion, the improvement in core handle is the product of continued strong growth in Youbet's customer base and increases in wagering by the age 21-40 segment.

"Even with these positive handle trends, we continue to focus on expense management to exploit the leverage inherent in our business model," Champion said, "and we expect further operating leverage to occur throughout fiscal 2006 as we realize additional synergies in connection with the United Tote acquisition."

At the company's inaugural investor conference, Champion will preview two new marketing initiatives. Youbet.net, a learn-to-play, play-for-points website, and Youbet Advantage, a customer loyalty building program for subscribers, are designed to increase handle through customer acquisition and account usage incentives.

The increased marketing dollars for the year are being deployed against targeted demographic and age segments where Youbet has had considerable success mining new business in the past. The company will use branded media channels to reach generation Y prospects. These younger customers have been the source of 40% of Youbet's new customer count since 2004. Once they become customers, they show the highest propensity for increasing their online and phone wagering volume. Last year the age 21-40 segment increased its wagering by 50%.

"We have proved that we know how to attract new fans for the sport and acquire new customers by delivering the excitement of live racing to the marketplace," said Champion. "What is more, we have become adept at evolving these new customers -- through targeted incentives -- to consistently higher levels of wagering, often at higher yields.

"Youbet.net and Youbet Advantage are logical extensions of those successes," he continued. "These programs are contemporary approaches to account building that we expect will bring new customers to Youbet. Just as important, we believe that they will help develop new fans for our sport and new patrons for our track partners."


Youbet.net is a mirror image of Youbet.com. Visitors to the site will be able to handicap and bet on live races -- with points, not real money -- and win travel to premier racing events, tickets to tracks, vacations, and other prizes. TV and print ads to drive traffic to the site are scheduled to begin in April.

With Youbet Advantage, customers will be rewarded for their betting volume and their loyalty to Youbet. Subscribers who enroll in the program will earn points with each wager. Points can be redeemed for gifts including a selection of event tickets, merchandise, travel opportunities and more.

"Based on our track record with younger audiences, we believe the odds are good that we can develop high affinity traffic at Youbet.net and then, with our superior features and Youbet Advantage, convert visitors to customers who will stay with us for their betting life," Champion said.

At the conference, Champion will reveal that Youbet's IRG subsidiary is engaged in a limited single customer test of computer program wagering that is being monitored by the Oregon Racing Commission (ORC). The test is designed to verify that program wagering, where host tracks may elect to accept so-called robotic wagers, can be conducted within a transparent regulatory framework.

"The U.S. racing industry needs a way to capture its share of the pari-mutuel handle generated by computer-based wagering," Champion said. "We are quite pleased that the ORC has chosen to work with IRG in this important test program."

Youbet's live analyst day webcast starts at 8:30 a.m. PST, Thursday, March 23 and is available at www.youbet.com (select "About Youbet.com").


About Youbet.com


Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary. Youbet.com's International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide. Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products. The Company's Players Trust(SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution. Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby and is the exclusive provider of horse racing content for CBS SportsLine.com. More information on Youbet.com can be found at www.youbet.com.


Forward Looking Statements


This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential," "continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in Youbet's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: our successful integration of United Tote; the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


Contact:
Youbet.com, Inc.
Gary Sproule, 818-668-2100
or
Jaffoni & Collins Incorporated
Joseph N. Jaffoni / Richard Land, 212-835-8500 ubet@jcir.com